As filed with the Securities and Exchange Commission on October 2, 2000
                                                      Registration No. 333-_____

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                       Under The Securities Act of 1933
                               ----------------

                              VIRATA CORPORATION
            (Exact name of Registrant as Specified in its Charter)

                 Delaware                                77-0521696
        (State or Other Jurisdiction        (I.R.S. Employer Identification No.)
      of Incorporation or Organization)

    2933 Bunker Hill Lane, Suite 201
        Santa Clara, California                             95054
(Address of Principal Executive Offices)                  (Zip Code)

                 AGRANAT SYSTEMS, INC. 1996 STOCK OPTION PLAN
                 EXCESS BANDWIDTH 1998 EQUITY INCENTIVE PLAN,
                     each as assumed by Virata Corporation
                           (Full title of the Plans)
                               ----------------

                               Andrew M. Vought
                            Chief Financial Officer
                       2933 Bunker Hill Lane, Suite 201
                         Santa Clara, California 95054
                    (Name and Address of Agent for Service)
                                (408) 566-1000
         (Telephone number, including area code, of agent for service)
                               ----------------

                                  Copies to:
                               Douglas D. Smith
                          Gibson, Dunn & Crutcher LLP
                     One Montgomery Street, Telesis Tower
                        San Francisco, California 94104
                                (415) 393-8200
                               ----------------

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================

                                                                            Proposed         Proposed
                                                                            Maximum          Maximum              Amount of
                Title of Securities                   Amount to be       Offering Price     Aggregate         Registration Fee
                 to be Registered                    Registered (1)       per Share(2)     Offering Price             (2)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share (3).......          61,064       $       0.077   $        4,702        $       1
Common Stock, par value $0.001 per share (4).......         561,229       $       6.612   $    3,710,846        $     980
-------------------------------------------------------------------------------------------------------------------------------
Total..............................................         622,293                       $    3,715,548        $     981
===============================================================================================================================

(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(2) Shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering prices and the registration fees have been computed based on the weighted average exercise prices for shares subject to each of the Agranat Systems, Inc. 1996 Stock Option Plan (the "Agranat Option Plan") and the Excess Bandwidth 1998 Equity Incentive Plan (the "Excess Bandwidth Incentive Plan").
(3) In connection with its acquisition of Agranat Systems, Inc., Registrant assumed all of the outstanding options under the Agranat Option Plan. Registrant is registering 61,064 shares of its common stock, par value $0.001 per share, issuable to eligible employees under the Agranat Option Plan, at a weighted average price of $0.077 per share.
(4) In connection with its acquisition of Excess Bandwidth Corporation, Registrant assumed all of the outstanding options under the Excess Bandwidth Incentive Plan. Registrant is registering 561,229 shares of its common stock, par value $0.001 per share, issuable to eligible employees under the Excess Bandwith Incentive Plan, at a weighted average exercise price of $6.612 per share.
================================================================================

                                 INTRODUCTION

         This Registration Statement on Form S-8 is filed by Virata Corporation, a Delaware corporation (the "Registrant"), relating to 61,064 shares of its common stock, par value $0.001 per share (the "Common Stock"), issuable to eligible employees of the Registrant under the Agranat Option Plan and 561,229 shares of Common Stock issuable to eligible employees of the Registrant under the Excess Bandwidth Incentive Plan, each as assumed by the Registrant (collectively, the "Plans").

                                    PART I

Item 1. Plan Information.
        ----------------

         Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.

Item 2. Registration Information And Employee Plan Annual Information.
        -------------------------------------------------------------

         Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.


                                    PART II

              Information Required In The Registration Statement

Item 3. Incorporation Of Documents By Reference.
        ---------------------------------------

         The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

         (1) the Registrant's Annual Report on Form 10-K filed on June 6, 2000, and all amendments thereto;

         (2) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement No. 333-39912 on Form S-1 initially filed on June 22, 2000, and all amendments thereto;

         (3) the Registrant's report on Form 8-K filed on June 22, 2000, and all amendments thereto;

         (4) the Registrant's report on Form 8-K filed on August 4, 2000, and all amendments thereto;

         (5) the Registrant's report on Form 8-K filed on August 7, 2000, and all amendments thereto;

         (6) the Registrant's report on Form 8-K filed on August 30, 2000, and all amendments thereto;

         (7) the Registrant's report on Form 8-K filed on September 6, 2000, and all amendments thereto; and

         (8) the Registrant's Definitive Proxy Statement Schedule 14A filed on August 25, 2000, and all amendments thereto.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

         Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4. Description of Securities.
        -------------------------

         Not applicable.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

         Not applicable.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

         As permitted by applicable provisions of the Delaware General Corporation Law (the "DGCL"), the Registrant's Certificate of Incorporation contains a provision eliminating, to the fullest extent permitted by the DGCL as it exists or may in the future be amended, the liability of a director to the Registrant and its stockholders for monetary damages for breaches of fiduciary duty as a director. However, in accordance with the DGCL, such provision does not limit the liability of a director for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of dividends, stock purchases or redemptions that violate the DGCL or (iv) any transaction from which the director derived an improper personal benefit. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

         The Certificate of Incorporation and Bylaws of the Registrant also provide that, to the fullest extent permitted by the DGCL as it exists or may in the future be amended, the Registrant will indemnify each of the officers and directors of the Registrant (or their estates, if applicable), and may indemnify any employee or agent of the Registrant (or their estates, if applicable), who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was an officer, director, employee or agent of the Registrant or is or was serving at the request of Registrant as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Registrant will so indemnify such officer or director, and may so indemnify such employee or agent (if indemnification is authorized by the Board of Directors), in the case of such actions (whether or not by or in the right of the Registrant) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding other than by or in the right of the Registrant, had no reasonable cause to believe such person's conduct was unlawful. With respect to indemnification other than by or in the right of the Registrant, the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such person's conduct was unlawful. No indemnification will be made in connection with actions by or in the right of the Registrant in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. In addition, to the fullest extent permitted by the DGCL, expenses (including attorneys' fees), judgments, fines incurred by and amount paid in settlement may be advanced by the Registrant prior to the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on the behalf of such director, officer, employee or agent to repay such amounts if it shall ultimately be determined that he or she is not entitled to be indemnified as authorized in accordance with the DGCL and the Registrant's Certificate of Incorporation. Such indemnification is not exclusive of any other rights of the indemnified party, including rights under any indemnification agreements or otherwise.

         The Registrant currently maintains insurance on behalf of its officers and directors against certain liabilities that may be asserted against any such officer or director in his or her capacity as such, subject to certain customary exclusions. The amount of such insurance coverage is deemed by the Board of Directors to be adequate to cover any liabilities.

        The Registrant has entered into indemnification agreements with its directors, its executive officers and certain other officers providing for indemnification by the Registrant, including in circumstances in which indemnification is otherwise discretionary under Delaware law. These agreements constitute binding agreements between the Registrant and each of the other parties thereto, thus preventing the Registrant from modifying its indemnification policy in a way that is adverse to any person who is a party to such an agreement.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption From Registration Claimed.
        ------------------------------------

         Not applicable.


Item 8. Exhibits.
        --------

        5     Opinion of Gibson, Dunn & Crutcher LLP.
        23.1  Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).
        23.2  Consent of PricewaterhouseCoopers LLP.
        24    Power of Attorney (included on the signature page hereof).
        99.1  Agranat Systems, Inc. 1996 Stock Option Plan.
        99.2  Excess Bandwidth 1998 Equity Incentive Plan.

Item 9. Undertakings.
        ------------

        (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Clara, California, on this 2nd day of October, 2000.

                                        VIRATA CORPORATION
                                        By: /s/ Andrew M. Vought
                                           --------------------
                                            Andrew M. Vought,
                                            Chief Financial Officer

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS

     Each person whose signature appears below constitutes and appoints Charles Cotton and Andrew M. Vought as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

             Signature                                 Title                                   Date
  /s/ Charles Cotton                  Chief Executive Officer and Director              October 2, 2000
------------------------------------  (Principal Executive Officer)
  Charles Cotton
  /s/ Andrew M. Vought                Senior Vice President, Chief Financial            October 2, 2000
------------------------------------  Officer and Secretary (Principal
  Andrew Vought                       Financial Officer and Principal
                                      Accounting Officer)

  /s/ Hermann Hauser                  Chairman of the Board                             October 2, 2000
------------------------------------
  Hermann Hauser
  /s/ Marco De Benedetti              Director                                          October 2, 2000
------------------------------------
  Marco De Benedetti
  /s/ Gary Bloom                      Director                                          October 2, 2000
------------------------------------
  Gary Bloom
  /s/ Bandel Carano                   Director                                          October 2, 2000
------------------------------------
  Bandel Carano
  /s/ Andrew Hopper                   Director                                          October 2, 2000
------------------------------------
  Andrew Hopper
  /s/ Martin Jackson                  Director                                          October 2, 2000
------------------------------------
  Martin Jackson
  /s/ Peter Morris                    Director                                          October 2, 2000
------------------------------------
  Peter Morris
  /s/ Patrick Sayer                   Director                                          October 2, 2000
------------------------------------
  Patrick Sayer
  /s/ Giuseppe Zocco                  Director                                          October 2, 2000
------------------------------------
  Giuseppe Zocco

                                 EXHIBIT INDEX


Exhibit        Description
-------        -----------

5              Opinion of Gibson, Dunn & Crutcher LLP.

23.1           Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).

23.2           Consent of PricewaterhouseCoopers LLP.

24             Power of Attorney (included on the signature page hereof).

99.1           Agranat Systems, Inc. 1996 Stock Option Plan.

99.2           Excess Bandwidth 1998 Equity Incentive Plan.